UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2011

LITHIUM TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10379B Democracy Lane, Fairfax, Virginia	22030
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (571) 207-9058

          Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Effective as of September 30, 2011, Theo M.M. Kremers is resigning from his position as the Chief Executive Officer of Lithium Technology Corporation (the “Company”).  Mr. Kremers will still serve as a director of the Company and as a consultant to the Company pursuant to the terms of his current consulting agreement with the Company, as amended.

(c)           Effective as of October 1, 2011, Martin Koster will become the new Chief Executive Officer of the Company as well as director on the Board of Directors.  Mr. Koster previously served as the Company’s President and Chief Operating Officer beginning on April 26, 2011.  As previously reported by the Company in a Form 8-K filed with the United States Securities and Exchange Commission (“SEC”) on May 2, 2011, the Company had agreed to pay Mr. Koster for such services an annual base salary of the equivalent of ₤210,000 for a period of two (2) years.   As the Chief Executive Officer, the Company has agreed to increase his annual base salary to the equivalent of ₤220,000.

Additionally, as previously reported by the Company in the Form 8-K filed with the SEC on May 2, 2011, the Company had agreed to grant options to Mr. Koster to purchase an aggregate of Fifty Million (50,000,000) shares of the Company’s common stock, $.01 par value, which options are exercisable for a period of thirty-six months from the date of issuance, vest and are exercisable as described below and are on such additional terms as shall be set forth in a definitive option agreement to be entered into between the Company and Mr. Koster.   Of such options, Twenty-Five Million shares shall vest immediately at an exercise price of $.024 per share, Ten Million shares shall vest within six (6) months of the issuance date at an exercise price of $.030 per share, Ten Million shares shall vest within one (1) year of the issuance date at an exercise price $.05 per share and Five Million shares shall vest within two (2) years of the issuance date at an exercise price of $.150 per share.

Item 8.01                      Other Events

The Company issued a press release announcing the resignation of Theo Kremers from the position of CEO effective as of September 29, 2011 and his continued service as a member of the board of directors, and of the appointment by the Board of Directors of Martin Koster to the position of CEO.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

99.1           Press Release dated September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: September 30, 2011	LITHIUM TECHNOLOGY CORPORATION
(Registrant)

	By:	/s/Timothy J. Ryder
	Name:	Timothy J. Ryder
	Title:	Chief Financial Officer

Exhibit 99.1